                                                                     Exhibit 4.1

================================================================================



                               NRP (OPERATING) LLC



                                  $175,000,000


                 5.55% Senior Notes, Series A, due June 19, 2023
                 4.91% Senior Notes, Series B, due June 19, 2018
                 5.55% Senior Notes, Series C, due June 19, 2013


                                 --------------


                             NOTE PURCHASE AGREEMENT


                                 --------------




                               Dated June 19, 2003




================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                             HEADING                                         PAGE
-------                                             -------                                         ----
SECTION 1.             AUTHORIZATION OF NOTES........................................................1

SECTION 2.             SALE AND PURCHASE OF NOTES....................................................2

       Section 2.1.    Sale and Purchase of 2003 Notes...............................................2
       Section 2.2.    Additional Series of Notes....................................................2

SECTION 3.             CLOSING.......................................................................3

SECTION 4.             CONDITIONS TO CLOSING.........................................................3

       Section 4.1.    Representations and Warranties................................................3
       Section 4.2.    Performance; No Default.......................................................4
       Section 4.3.    Compliance Certificates.......................................................4
       Section 4.4.    Opinions of Counsel...........................................................4
       Section 4.5.    Purchase Permitted by Applicable Law, Etc.....................................4
       Section 4.6.    Sale of Other Notes...........................................................5
       Section 4.7.    Payment of Special Counsel Fees...............................................5
       Section 4.8.    Private Placement Number......................................................5
       Section 4.9.    Changes in Corporate Structure................................................5
       Section 4.10.   Funding Instructions..........................................................5
       Section 4.11.   Subsidiary Guarantee..........................................................5
       Section 4.12.   Proceedings and Documents.....................................................5
       Section 4.13.   Conditions to Issuance of Additional Notes....................................6

SECTION 5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................6

       Section 5.1.    Organization; Power and Authority.............................................6
       Section 5.2.    Authorization, Etc............................................................6
       Section 5.3.    Disclosure....................................................................6
       Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates..............7
       Section 5.5.    Financial Statements..........................................................8
       Section 5.6.    Compliance with Laws, Other Instruments, Etc..................................8
       Section 5.7.    Governmental Authorizations, Etc..............................................8
       Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.....................8
       Section 5.9.    Taxes.........................................................................8
       Section 5.10.   Title to Property; Leases.....................................................9
       Section 5.11.   Licenses, Permits, and Intellectual Property..................................9
       Section 5.12.   Compliance with ERISA.........................................................9
       Section 5.13.   Private Offering by the Company..............................................10

SECTION                                             HEADING                                         PAGE
-------                                             -------                                         ----
       Section 5.14.   Use of Proceeds; Margin Regulations..........................................10
       Section 5.15.   Existing Debt; Future Liens..................................................11
       Section 5.16.   Foreign Assets Control Regulations, Etc......................................11
       Section 5.17.   Status under Certain Statutes................................................11
       Section 5.18.   Notes Rank Pari Passu........................................................12
       Section 5.19.   Environmental Matters........................................................12
       Section 5.20.   Subsidiary Guarantors........................................................12

SECTION 6.             REPRESENTATIONS OF THE PURCHASER.............................................12

       Section 6.1.    Purchase for Investment......................................................12
       Section 6.2.    Source of Funds..............................................................12

SECTION 7.             INFORMATION AS TO COMPANY....................................................14

       Section 7.1.    Financial and Business Information...........................................14
       Section 7.2.    Officer's Certificate........................................................17
       Section 7.3.    Inspection...................................................................17

SECTION 8.             PREPAYMENT OF THE NOTES......................................................18

       Section 8.1.    Required Prepayments.........................................................18
       Section 8.2.    Optional Prepayments with Make-Whole Amount..................................18
       Section 8.3.    Change in Control............................................................19
       Section 8.4.    Allocation of Partial Prepayments............................................21
       Section 8.5.    Maturity; Surrender, Etc.....................................................21
       Section 8.6.    Purchase of Notes............................................................21
       Section 8.7.    Make-Whole Amount............................................................21

SECTION 9.             AFFIRMATIVE COVENANTS........................................................23

       Section 9.1.    Compliance with Law..........................................................23
       Section 9.2.    Insurance....................................................................23
       Section 9.3.    Maintenance of Properties....................................................23
       Section 9.4.    Payment of Taxes and Claims..................................................23
       Section 9.5.    Existence, Etc...............................................................24
       Section 9.6.    Notes to Rank Pari Passu.....................................................24
       Section 9.7.    Subsidiary Guarantee; Release................................................24

SECTION 10.            NEGATIVE COVENANTS...........................................................25

       Section 10.1.   Transactions with Affiliates.................................................25
       Section 10.2.   Merger, Consolidation, Etc...................................................25
       Section 10.3.   Liens........................................................................26
       Section 10.4.   Priority Debt................................................................27
       Section 10.5.   Fixed Charges Coverage Ratio.................................................27
       Section 10.6.   Limitations on Debt..........................................................27
       Section 10.7.   Sale of Assets, Etc..........................................................28
       Section 10.8.   Restricted Payments..........................................................28

SECTION                                             HEADING                                         PAGE
-------                                             -------                                         ----
       Section 10.9.   Nature of Business...........................................................29

SECTION 11.            EVENTS OF DEFAULT............................................................29

SECTION 12.            REMEDIES ON DEFAULT, ETC.....................................................31

       Section 12.1.   Acceleration.................................................................31
       Section 12.2.   Other Remedies...............................................................32
       Section 12.3.   Rescission...................................................................32
       Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc............................32

SECTION 13.            REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................................32

       Section 13.1.   Registration of Notes........................................................32
       Section 13.2.   Transfer and Exchange of Notes...............................................33
       Section 13.3.   Replacement of Notes.........................................................33

SECTION 14.            PAYMENTS ON NOTES............................................................34

       Section 14.1.   Place of Payment.............................................................34
       Section 14.2.   Home Office Payment..........................................................34

SECTION 15.            EXPENSES, ETC................................................................34

       Section 15.1.   Transaction Expenses.........................................................34
       Section 15.2.   Survival.....................................................................35

SECTION 16.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.................35

SECTION 17.            AMENDMENT AND WAIVER.........................................................35

       Section 17.1.   Requirements.................................................................35
       Section 17.2.   Solicitation of Holders of Notes.............................................36
       Section 17.3.   Binding Effect, Etc..........................................................36
       Section 17.4.   Notes Held by Company, Etc...................................................36
       Section 17.5.   Calculation of Outstanding Notes.............................................36

SECTION 18.            NOTICES......................................................................37

SECTION 19.            REPRODUCTION OF DOCUMENTS....................................................37

SECTION 20.            CONFIDENTIAL INFORMATION.....................................................37

SECTION 21.            SUBSTITUTION OF PURCHASER....................................................38

SECTION                                             HEADING                                         PAGE
-------                                             -------                                         ----
SECTION 22.            MISCELLANEOUS................................................................39

       Section 22.1.   Successors and Assigns.......................................................39
       Section 22.2.   Payments Due on Non-Business Days............................................39
       Section 22.3.   Severability.................................................................39
       Section 22.4.   Construction.................................................................39
       Section 22.5.   Counterparts.................................................................39
       Section 22.6.   Governing Law................................................................39

Signature...........................................................................................40

SCHEDULE A            --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B            --     DEFINED TERMS


SCHEDULE 5.4          --     Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5          --     Financial Statements

SCHEDULE 5.15         --     Existing Debt

SCHEDULE 8.1(a)       --     Amortization of Series A Notes

SCHEDULE 8.1(b)       --     Amortization of Series B Notes

EXHIBIT 1-A           --     Form of 5.55% Senior Note, Series A, due June 19, 2023

EXHIBIT 1-B           --     Form of 4.91% Senior Note, Series B, due June 19, 2018

EXHIBIT 1-C           --     Form of 5.55% Senior Note, Series C, due June 19, 2013

EXHIBIT 4.4(a)(i)     --     Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(a)(ii)    --     Form of Opinion of Vice President and General Counsel to the Company

EXHIBIT 4.4(b)        --     Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.11          --     Form of Subsidiary Guarantee

EXHIBIT S             --     Form of Supplement

                               NRP (OPERATING) LLC
                            601 JEFFERSON, SUITE 3600
                              HOUSTON, TEXAS 77002

                 5.55% SENIOR NOTES, SERIES A, DUE JUNE 19, 2023
                 4.91% SENIOR NOTES, SERIES B, DUE JUNE 19, 2018
                 5.55% SENIOR NOTES, SERIES C, DUE JUNE 19, 2013


                                                                   June 19, 2003

TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         NRP (OPERATING) LLC, a Delaware limited liability company (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of:

                  (i) $60,000,000 aggregate principal amount of its 5.55% Senior Notes, Series A, due June 19, 2023 (the "Series A Notes");

                  (ii) $80,000,000 aggregate principal amount of its 4.91% Senior Notes, Series B, due June 19, 2018 (the "Series B Notes"); and

                 (iii) $35,000,000 aggregate principal amount of its 5.55% Senior Notes, Series C, due June 19, 2013 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, collectively, the "2003 Notes").

         The Series A, B and C Notes together with each series of Additional Notes which may from time to time be issued pursuant to the provisions of
Section 2.2 are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). The Series A, B and C Notes shall be substantially in the respective forms set out in Exhibit 1A, 1B and 1C, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

NRP (Operating) LLC                                      Note Purchase Agreement


SECTION 2. SALE AND PURCHASE OF NOTES.

         Section 2.1. Sale and Purchase of 2003 Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, 2003 Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of 2003 Notes of the series and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder. The Series A, B and C Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a "series."

         The Notes shall be guaranteed by and have the benefit of the Subsidiary Guarantee.

         Section 2.2. Additional Series of Notes. The Company may, from time to time, in its sole discretion, but subject to the terms hereof, issue and sell one or more additional series of its unsecured unsubordinated promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form of Exhibit S. Each additional series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                  (i) each series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

                  (ii) each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be deemed amended to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

                 (iii) each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

                  (iv) the minimum principal amount of any series of Notes issued under a Supplement shall be $10,000,000, except as may be necessary to evidence the

NRP (Operating) LLC                                      Note Purchase Agreement


         outstanding amount of any Note originally issued in a denomination of $1,000,000 or more;

                   (v) all Additional Notes shall mature more than one year after the issuance thereof and shall constitute Debt of the Company and shall rank pari passu with all other outstanding Notes; and

                  (vi) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3. CLOSING.

         The sale and purchase of the 2003 Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe St., Chicago, IL 60603, at 10:00 A.M. Chicago time, on the date or dates set forth opposite your name on Schedule A, the first of which shall occur on June 19, 2003 or on such other Business Day thereafter on or prior to June 20, 2003 as may be agreed upon by the Company and you and the Other Purchasers (the "First Closing"), and the second of which shall occur on or prior to September 19, 2003 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers (the "Second Closing") (the First Closing and the Second Closing hereinafter each being referred to, individually, as a "Closing"). At each Closing the Company will deliver to you the 2003 Notes to be purchased by you in the form of a single 2003 Note for each series (or such greater number of Notes of the appropriate series in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 01561106604 at The Huntington National Bank, 919 Fifth Avenue, Huntington, West Virginia 25701, ABA Number 044000024. If at the relevant Closing the Company shall fail to tender such 2003 Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the 2003 Notes to be sold to you at each respective Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in the Financing Agreements shall be correct when made and at the time of such Closing.

NRP (Operating) LLC                                      Note Purchase Agreement


         Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in each Financing Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the 2003 Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         Section 4.3.    Compliance Certificates.

         (a) Officer's Certificate. Each Obligor shall have delivered to you an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the 2003 Notes and the other Financing Agreements to which it is a party.

         Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance reasonably satisfactory to you, dated the date of such Closing (a)(i) from Vinson & Elkins L.L.P., counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a)(i) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors hereby instruct such counsel to deliver such opinion to you) and (ii) from Wyatt Hogan, Vice President and General Counsel to the Company, covering the matters set forth in Exhibit 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors hereby instruct such counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of such Closing your purchase of 2003 Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

NRP (Operating) LLC                                      Note Purchase Agreement


         Section 4.6. Sale of Other Notes. (a) Contemporaneously with such Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the 2003 Notes to be purchased by them at such Closing as specified in Schedule A.

         (b) As a condition to the Second Closing, the Company shall have issued and sold 100% of the Notes to be issued and sold on the date of the First Closing in accordance with the terms and provisions hereof.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

         Section 4.8. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the 2003 Notes.

         Section 4.9. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        Section 4.10. Funding Instructions. At least three Business Days prior to the date of such Closing, you shall have received written instructions executed by a Responsible Officer directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

         Section 4.11. Subsidiary Guarantee. The Subsidiary Guarantee shall have been executed and delivered by each of the Subsidiary Guarantors and shall be substantially in the form of Exhibit 4.11 hereto.

        Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         Section 4.13. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

NRP (Operating) LLC                                      Note Purchase Agreement


                   (a) Compliance Certificate. A duly authorized Senior Financial Officer of each Obligor shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company and its Subsidiaries is in compliance with the requirements of Section 10 on such date.

                   (b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

                   (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a limited liability company organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the 2003 Notes and to perform the provisions hereof and thereof. The Parent is the sole member of the Company.

         Section 5.2. Authorization, Etc. This Agreement and the Other Agreements and the 2003 Notes have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each 2003 Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agents, SPP Capital Partners, LLC and BB&T Capital Markets Inc., has delivered to you and each Other Purchaser a copy of a Confidential Direct Placement Memorandum, dated May 2003 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its

NRP (Operating) LLC                                      Note Purchase Agreement


Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2002 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable (except as such non-assessibility may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by limited liability company law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

NRP (Operating) LLC                                      Note Purchase Agreement


         (e) Each Subsidiary which is an obligor or guarantor, directly or indirectly, in respect of the Bank Agreement is a Subsidiary Guarantor hereunder.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and

NRP (Operating) LLC                                      Note Purchase Agreement


payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11. Licenses, Permits, and Intellectual Property. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises and authorizations that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) the Company and its Subsidiaries own or have a license to use all patents, copyrights, service marks, trademarks and trade names or other intellectual property rights thereto, that individually or in the aggregate are Material, without known conflict with, or infringement upon, the rights of others;

         (c) to the knowledge of the Company, no product of the Company infringes in any Material respect any patent, copyright, service mark, trademark, trade name or other intellectual property right owned by any other Person; and

         (d) to the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other intellectual property right owned or used by the Company or any of its Subsidiaries.

        Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to

NRP (Operating) LLC                                      Note Purchase Agreement


Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred unpaid withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

        Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or the Subsidiary Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than [_] other Institutional Investors, each of which has been offered the Notes and the Subsidiary Guarantee at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guarantee to the registration requirements of Section 5 of the Securities Act.

        Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to reduce bank borrowing and for general limited liability company purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.00% of the value of the consolidated assets of the Company and

NRP (Operating) LLC                                      Note Purchase Agreement


its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.00% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 5.15. Existing Debt; Future Liens. (a) Except as described in
Schedule 5.15, since March 31, 2003 there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries from the description of Debt of the Company and its Subsidiaries contained in the quarterly balance sheet of the Company for the period ended March 31, 2003, referred to in Schedule 5.15. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

        Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages in any Material dealings or transactions, or is otherwise associated, with any such person.

         The Company and its Subsidiaries are in compliance, to the extent applicable to the Company and its Subsidiaries, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

        Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the ICC Termination Act of 1995, as amended.

NRP (Operating) LLC                                      Note Purchase Agreement


        Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the 2003 Notes rank at least pari passu in right of payment with all other unsubordinated unsecured Debt of the Company, including, without limitation, all senior unsecured Debt of the Company described in
Schedule 5.15 hereto.

        Section 5.19. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and, to the Company's knowledge, no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

         (b) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or other assets now or formerly owned, leased, used or operated by any of them, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect;

         (c) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (d) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.20. Subsidiary Guarantors. Each Subsidiary as of the date of Closing has executed and delivered the Subsidiary Guarantee.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

NRP (Operating) LLC                                      Note Purchase Agreement


                   (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

                   (b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including an annuitant)) are not affected in any manner by the investment performance of the separate account; or

                   (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as you have disclosed to the Company in writing pursuant to this clause
         (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

                   (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption") managed by an "in-house asset manager" or INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of

NRP (Operating) LLC                                      Note Purchase Agreement


         "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

                   (f)     the Source is a governmental plan; or

                   (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

                   (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  members capital and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q, if any, prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

NRP (Operating) LLC                                      Note Purchase Agreement


                  (b) Annual Statements-- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  members capital and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                                     (A) by an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                     (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K, if any, for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent, the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto

NRP (Operating) LLC                                      Note Purchase Agreement


         filed by the Parent, the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Parent, the Company or any Subsidiary to the public, in each case, concerning developments that are Material;

                   (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan if such proceedings or action could reasonably be expected to have a Material Adverse Effect; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

NRP (Operating) LLC                                      Note Purchase Agreement


                  (g) Supplements -- promptly and in any event within Five (5) Business Days after the execution and delivery of any Supplement, a copy thereof; and

                   (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent, the Company or any of its Subsidiaries or relating to the ability of an Obligor to perform its obligations hereunder and under the Notes or the Subsidiary Guarantee as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through
         Section 10.8 hereof, inclusive, during, or as of the end of, the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's senior officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each

NRP (Operating) LLC                                      Note Purchase Agreement


         Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE 2003 NOTES.

         Section 8.1. Required Prepayments. (a) The Company will prepay the Series A Notes on the dates and in the principal amounts as set forth on
Schedule 8.1(a) attached hereto at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or Section 8.3 or purchase of the Series A Notes permitted by Section 8.5, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

         (b) The Company will prepay the Series B Notes on the dates and in the principal amounts as set forth on Schedule 8.1(b) attached hereto at par and without payment of a Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or Section 8.3 or purchase of the Series B Notes permitted by Section 8.5, the principal amount of each required prepayment of the Series B Notes becoming due under this
Section 8.1 on or after the day of any such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

         (c) Subject to the provisions of Section 8.3 hereof, the Series C Notes shall not be subject to required prepayment prior to the date of maturity thereof.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the 2003 Notes, in an aggregate principal amount not less than $5,000,000, in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the applicable Make-Whole Amount for each series determined for the prepayment date with respect to such principal amount. The Company will give each holder of each Series 2003 Note written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the 2003 Notes of each series to be prepaid on such date, the principal amount of each 2003 Note of each series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to

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NRP (Operating) LLC                                      Note Purchase Agreement


such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of 2003 Notes of each series a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3.    Change in Control.

         (a) Notice of Change in Control or Control Event. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice (the "Change of Control Notice") of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to subparagraph (c) of this Section 8.3. Such Change of Control Notice shall contain and constitute an offer to prepay the 2003 Notes as described in
Section 8.3(c) hereof and shall be accompanied by the certificate described in
Section 8.3(g).

         (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.3.

         (c) Offer to Prepay Notes. The offer to prepay 2003 Notes contemplated by paragraph (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the 2003 Notes held by each holder (in this case only, "holder" in respect of any 2003 Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such Change of Control Notice (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

         (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

         (e) Prepayment. Prepayment of the 2003 Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of the 2003 Notes together with accrued and

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NRP (Operating) LLC                                      Note Purchase Agreement


unpaid interest thereon. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

         (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

         (g) Officer's Certificate. Each offer to prepay the 2003 Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by the Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each 2003 Note offered to be prepaid (which shall be 100% of each such 2003 Note); (iv) the interest that would be due on each 2003 Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h) Certain Definitions. "Change in Control" shall be deemed to have occurred if

                  (i) the Parent ceases to own directly all of the membership interests of the Company,

                  (ii) the General Partner ceases to own directly all of the General Partner interests of the Parent, or

                  (iii) Corbin J. Robertson, Jr., the WPP GROUP, Arch Coal, Inc. and/or one or more of their direct or indirect wholly-owned Subsidiaries cease to own, in the aggregate, more than 50% of the partnership interests of the General Partner.

         "Control Event" means (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

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NRP (Operating) LLC                                      Note Purchase Agreement


         (i) All calculations contemplated in this Section 8.3 involving the capital stock or limited liability company or other equity interest of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock or limited liability company or other equity interest of such Person were exercised at such time.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Series A Notes and the Series B Notes pursuant to
Section 8.1, the principal amount of Notes of a series to be prepaid shall be allocated among all of the Notes of that series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. In the case of each partial prepayment of the 2003 Notes pursuant to
Section 8.2, the principal amount of the 2003 Notes to be prepaid shall be allocated among all of the 2003 Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of 2003 Notes pursuant to this Section 8, the principal amount of each 2003 Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any 2003 Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no 2003 Note shall be issued in lieu of any prepaid principal amount of any 2003 Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding 2003 Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the 2003 Notes. The Company will promptly cancel all 2003 Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of 2003 Notes pursuant to any provision of this Agreement and no 2003 Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any 2003 Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such 2003 Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any 2003 Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

NRP (Operating) LLC                                      Note Purchase Agreement


                  "Discounted Value" means, with respect to the Called Principal of any 2003 Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 2003 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any 2003 Note of any series, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal of such series, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively on-the-run traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such series of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any 2003 Note of any Series, all payments of such Called Principal of such series and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the 2003 Notes of such series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest

NRP (Operating) LLC                                      Note Purchase Agreement


         accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any 2003 Note of any series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will, and will cause each of its Subsidiaries to, obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition in accordance with industry standards (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that

NRP (Operating) LLC                                      Note Purchase Agreement


have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Existence, Etc. The Company will at all times preserve and keep in full force and effect its limited liability company existence. Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the limited liability company existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Notes to Rank Pari Passu. The 2003 Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

         Section 9.7. Subsidiary Guarantee; Release. (a) The Company will ensure at all times that each Subsidiary is a Subsidiary Guarantor.

         (b) The Company will cause each Subsidiary that becomes a Subsidiary after the date of the Closing to execute and deliver the Subsidiary Guarantee or the Subsidiary Guarantee Supplement, as applicable, (within 5 days of such Subsidiary being required to become a Subsidiary Guarantor) and provide the following to each holder of a Note:

                   (i) an opinion in form and substance reasonably satisfactory to the Required Holders from counsel to such Subsidiary covering the authorization, execution and enforceability of the Subsidiary Guarantee or the Subsidiary Guarantee Supplement, as applicable, and other matters incident thereto as reasonably required by the Required Holders; and

                  (ii) such other certifications and showings as the Required Holders may reasonably request to establish the legal, valid, binding and enforceable nature of the Subsidiary Guarantee or the Subsidiary Guarantee Supplement, as applicable.

         (c) Notwithstanding anything in this Agreement, in the Subsidiary Guarantee or in any Subsidiary Guarantee Supplement to the contrary, upon notice (the "Section 9.7(c) Notice") by the Company to each holder of a Note (which
Section 9.7(c) Notice shall contain a certification

NRP (Operating) LLC                                      Note Purchase Agreement


by the Company as to the matters specified in clauses (i) and (ii) or (i) and
(iii), as the case may be, below and, if applicable, a copy of the Investment Grade Rating), any Subsidiary Guarantor specified in such Section 9.7(c) Notice shall cease to be a Subsidiary Guarantor and shall be automatically released from its obligations under the Subsidiary Guarantee (without the need for the execution or delivery of any other document by the holders of Notes or any other Person) if, (i) as at the date of such Section 9.7(c) Notice and after giving effect to such release, no Default or Event of Default shall have occurred and be continuing, and either (ii) such Subsidiary Guarantor shall no longer be a Subsidiary of the Company or (iii) such Subsidiary shall not be obligated in respect of the Bank Agreement (whether as direct obligor, guarantor or otherwise) and the Company shall have obtained and furnished to each of the holders in writing an Investment Grade Rating which shall be dated not more than 30 days prior to the date of the Section 9.7(c) Notice.

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

        Section 10.1. Transactions with Affiliates. Neither the Company nor any Subsidiary shall enter into or carry out any transaction with an Affiliate (including purchasing property or services from or selling property or services to any Affiliate of the Company or other Person) unless such transaction is not otherwise prohibited by this Agreement and is on fair and reasonable terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction.

         Section 10.2. Merger, Consolidation, Etc. The Company shall not consolidate with or merge with any other corporation, limited liability company or limited partnership or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                   (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, limited liability company or limited partnership (i) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                   (b) immediately after giving effect to such transaction, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the Company or such successor

NRP (Operating) LLC                                      Note Purchase Agreement


         corporation, limited liability company or limited partnership, as the case may be, would be able to incur at least $1.00 of additional Debt under Section 10.6(a)(iii) hereof.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation, limited liability company or limited partnership that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

         Section 10.3. Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or upon any income or profits therefrom, or to assign or otherwise convey any right to receive income or profits, in each case, securing Debt of the Company or any Subsidiary (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                  (a) Liens existing on the date of this Agreement and securing the Debt of the Company or any Subsidiary referred to in Schedule 5.15;

                   (b) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) other than coal properties acquired or constructed by the Company or a Subsidiary after the date of the Closing, including any Lien existing on property or assets of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary or its properties being sold to the Company or any Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that

                           (i) any such Lien shall extend solely to the item or
                  items of such property (and/or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (and/or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (and/or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the principal amount of the Debt secured by any
                  such Lien shall at no time exceed an amount equal to 100% of the fair market value (as determined in good faith by the Company or such Subsidiary incurring such Lien) of such

NRP (Operating) LLC                                      Note Purchase Agreement


                  property (and/or improvement thereon) at the time of such acquisition or construction, and

                           (iii) any such Lien shall be created
                  contemporaneously with, or within 180 days after, the acquisition or construction of such property;

                  (c) any Lien renewing, extending or refunding any Lien permitted by paragraphs (a) and (b) of this Section 10.3, provided that
         (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

                  (d) Liens on property or assets of the Company or any Subsidiary securing Debt owing to the Company or to a Subsidiary; and

                  (e) other Liens not otherwise permitted by paragraphs (a) through (d) of this Section 10.3 provided the Debt secured thereby is permitted by Sections 10.4 and 10.6 hereto.

         Section 10.4. Priority Debt. The Company will not, at any time, permit Priority Debt to exceed 10% of Consolidated Net Tangible Assets.

        Section 10.5. Fixed Charges Coverage Ratio. The Company will keep and maintain as of the end of each fiscal quarter, the ratio of Consolidated EBITDDA to Consolidated Fixed Charges for each period of four consecutive fiscal quarters ending on the date of determination and taken as a single accounting period, (provided however that for the respective fiscal quarters ending June 30, 2003 and September 30, 2003, such calculation shall be based on two and three consecutive fiscal quarters, respectively and not four consecutive fiscal quarters) at not less than 3.50 to 1.00.

        Section 10.6. Limitations on Debt. (a) In addition to, and not in limitation of, any other restrictions in respect of Debt of the Company or any Subsidiary hereunder, the Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Debt, except:

                  (i) Debt evidenced by the 2003 Notes and the Subsidiary Guarantee in respect thereof;

                  (ii) Debt of the Company or any Subsidiary outstanding as of the date of this Agreement and described on Schedule 5.15 hereto and any renewal, extension or refunding thereof without increase in the principal amount thereof; and

                  (iii) additional Debt (including any additional series of Notes) of the Company or any Subsidiary; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof (the "Incurrence Date") and after giving effect thereto and to the


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NRP (Operating) LLC                                      Note Purchase Agreement


         application of the proceeds thereof, the ratio of Consolidated Debt (as of the Incurrence Date) to Consolidated EBITDDA (determined as of the end of the most recent fiscal quarter for the twelve months then ended provided that in the case of any Incurrence Date prior to December 31, 2003, Consolidated EBITDDA shall be calculated only for those fiscal quarters completed, beginning with the fiscal quarter ended March 31, 2003, and annualized) to exceed 4.00 to 1.00.

         (b) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.6 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.

         Section 10.7. Sale of Assets, Etc. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (c) immediately after giving effect to such Asset Disposition, the Company could incur at least $1.00 of additional Funded Debt pursuant to Section 10.6(a)(iii); and

                  (d) the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 15% of Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Asset Disposition.

To the extent that the Net Proceeds Amount consisting of cash for any Transfer to a Person other than the Company or Subsidiary is applied to a Debt Prepayment Application or applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer (and if so committed, in fact applied within twelve (12) months of such commitment), then such Transfer (or, if less than all such Net Proceeds Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Proceeds Amount so applied), only for the purpose of determining compliance with subsection (d) of this Section 10.7 as of any date, shall be deemed not to be an Asset Disposition.

        Section 10.8. Restricted Payments. The Company will not, and will not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any member interests or other equity of the Company or such Subsidiary, or purchase, redeem or otherwise acquire for value any member interests or other equity of the Company or such Subsidiary or any warrants, rights or options to acquire any such interests, now or hereafter outstanding (each of the foregoing being a


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"Restricted Payment"), unless, at the time and immediately after giving effect thereto, no Default or Event of Default exists. For purposes of the preceding sentence, "Restricted Payments" shall not include any dividends or distributions by any Subsidiary to the Company, a Subsidiary Guarantor or a Wholly-Owned Subsidiary and shall not include any such purchase, redemption or other acquisition described hereinabove by a Subsidiary from the Company, a Subsidiary Guarantor or a Wholly-Owned Subsidiary.

        Section 10.9. Nature of Business. The Company will not and will not permit any of its Subsidiaries to, engage in any business if, as a result, when taken as a whole, the general nature of the businesses in which the Company and the Subsidiaries are engaged would be substantially changed from a general nature of the business in which the Company and the Subsidiaries are engaged in on the date of this Agreement.

SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2 through 10.8 inclusive; or

                  (d) an Obligor defaults in the performance of or compliance with any term contained herein or in any other Financing Agreement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto (a "Monetary Default"), or (ii) the Company or any Subsidiary is in default in the performance of or


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NRP (Operating) LLC                                      Note Purchase Agreement


         compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or
         (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) in the case of a Monetary Default, one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

                   (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                   (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is likely to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the


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NRP (Operating) LLC                                      Note Purchase Agreement


         Company or any ERISA Affiliate that a Plan is likely to become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                   (k) any Financing Agreement shall cease to be in full force and effect for any reason whatsoever (except for releases of the Subsidiary Guarantee pursuant to and in accordance with the provisions of Section 9.7), including, without limitation, a determination by any Governmental Authority or court that such Financing Agreement is invalid, void or unenforceable in any material respect or the Company or any Subsidiary Guarantor shall contest or deny the validity or enforceability of any of its obligations under any such Financing Agreement.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by


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applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes of each series. The name and address of each holder of one or more Notes of each series, each transfer thereof and


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the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the related exhibit. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.4.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


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NRP (Operating) LLC                                      Note Purchase Agreement


SECTION 14.     PAYMENTS ON NOTES.

        Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.     EXPENSES, ETC.

        Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by any Financing Agreement and (c) the cost and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation



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NRP (Operating) LLC                                      Note Purchase Agreement


Office of the National Association of Insurance Commissioners or any successor organization succeeding to the authority thereof. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

        Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

SECTION 16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be deemed representations and warranties of such Obligor under such Financing Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.     AMENDMENT AND WAIVER.

        Section 17.1. (a) Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or the form of Supplement.

         (b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any supplement providing for the issuance of one or more series of Additional Notes consistent with Sections 2.2 and 4.13 hereof without obtaining the consent of any holder of any other series of Notes.



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NRP (Operating) LLC                                      Note Purchase Agreement


        Section 17.2.    Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

        Section 17.5. Calculation of Outstanding Notes. For purposes of any determination under this Section 17 prior to the Second Closing, the Notes proposed to be issued and sold on the Second Closing shall be deemed to be outstanding and held by the proposed Purchaser designated in Schedule A.



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NRP (Operating) LLC                                      Note Purchase Agreement


SECTION 18.     NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to an Obligor, to the Company at its address set forth at the beginning hereof to the attention of Dwight Dunlap, Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.     REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.     CONFIDENTIAL INFORMATION.

        For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to any Financing Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise

NRP (Operating) LLC                                      Note Purchase Agreement


known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement; provided that prior to disclosing any such Confidential Information pursuant to this clause (viii), you shall use reasonable efforts to give prior notice to the Company, provided that you are not subject to any applicable legal, regulatory or contractual restriction in respect of giving the aforementioned notice and
(ix) to all Persons, without limitation, to the extent any such Confidential Information pertains to the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure (it being understood that, for certainty of intent, this clause (ix) is to be interpreted consistently with the requirements of Treas. Reg. Section 1.6011-4(b)(3)). Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.     SUBSTITUTION OF PURCHASER.

        You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to

NRP (Operating) LLC                                      Note Purchase Agreement


be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.     MISCELLANEOUS.

        Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

NRP (Operating) LLC                                      Note Purchase Agreement


                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        NRP (OPERATING) LLC, a Delaware limited
                                        liability company


                                        By: /s/ Dwight L. Dunlap
                                           -------------------------------------
                                           Name:  Dwight L. Dunlap
                                           Title: Chief Financial Officer and
                                                    Treasurer


The foregoing is hereby agreed
to as of the date thereof.

[PURCHASER SIGNATURE BLOCKS]

                       INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER

TEACHERS INSURANCE AND ANNUITY          PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
   ASSOCIATION OF AMERICA
730 Third Avenue                                   Series A       Series B       Series C       Total
New York, New York  10017-3206          6/19/03    $15,000,000    $ 3,500,000    $ 4,500,000    $23,000,000
Attn:  Securities Division,             9/19/03    $         0    $ 6,500,000    $ 3,000,000    $ 9,500,000
Private Placements
Telephone: (212) 916-5724
Facsimile: (22) 916-6582

Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

         Chase Manhattan Bank
         ABA #021-000-021
         Account of: Teachers Insurance and Annuity Association of America Account Number 900-2-000200
         For further credit to the TIAA Account Number:  G07040
         Reference: PPN#/NRP (Operating) LLC/5.55% Senior Notes, Series A, due 2023 or 4.91% Senior Notes, Series B or 5.55% Senior Notes, Series C, due 2013/P&I Breakdown

Notices

Contemporaneous with the above electronic funds transfer, advice setting forth
(1) the full name, private placement number and interest rate of the Notes; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York 10017-3206
         Attention: Securities Accounting Division
         Phone Number: (212) 916-6004
         Fax Number: (212) 916-6955


                                   SCHEDULE A
                          (to Note Purchase Agreement)

NRP (Operating) LLC                                      Note Purchase Agreement


All other notices and communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York 10017-3206
         Attention: Estelle Simsolo, Securities Division, Private Placements Phone Number: (212) 916-5725
         Fax Number: (212) 916-6582

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-1624203

NRP (Operating) LLC                                      Note Purchase Agreement


NAME AND ADDRESS OF PURCHASER

CONNECTICUT GENERAL LIFE INSURANCE      PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
   INSURANCE COMPANY
c/o CIGNA Retirement & Investment                  Series A   Series B        Series C   Total
Services                                6/19/03    $0         $1,714,285.71   $0         $13,339,285.72
280 Trumbull Street                                           $1,875,000.00
Hartford, Connecticut 06103                                   $1,714,285.71
Attention: Private and Alternative                            $1,607,142.86
   Investments, H16B                                          $1,607,142.86
Fax: 860-534-7203                                             $1,607,142.86
                                                              $1,607,142.86
                                                              $1,607,142.86
                                        9/19/03    $0         $1,485,714.29   $0         $11,560,714.28
                                                              $1,625,000.00
                                                              $1,485,714.29
                                                              $1,392,857.14
                                                              $1,392,857.14
                                                              $1,392,857.14
                                                              $1,392,857.14
                                                              $1,392,857.14

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

         J. P. Morgan Chase Bank
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021
         OBI=NRP (Operating) LLC, 4.91% Series B Senior Notes, due 2018; PPN 62963# AB 7 (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention: Securities Processing, H05P
         280 Trumbull Street
         Hartford, Connecticut 06103

         CIG & Co.
         c/o CIGNA Retirement & Investment Services
         Attention: Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut 06103
         Fax: 860-534-7203

NRP (Operating) LLC                                      Note Purchase Agreement


         with a copy to:

         J. P. Morgan Chase Bank
         Private Placement Servicing
         P.O. Box 35308
         Newark, NJ 07101
         Attention: CIGNA Private Placements Funds Clearance #8008
         Fax: (469) 477-1904

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Retirement & Investment Services
         Attention: Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut 06103
         Fax: 860-534-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

NRP (Operating) LLC                                      Note Purchase Agreement


NAME AND ADDRESS OF PURCHASER

LIFE INSURANCE COMPANY OF NORTH         PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
   AMERICA
c/o CIGNA Investments, Inc.                        Series A    Series B         Series C    Total
280 Trumbull Street                     6/19/03    $0          $1,660,714.28    $0          $1,660,714.28
Hartford, Connecticut  06103            9/19/03    $0          $1,439,285.72    $0          $1,439,285.72
Attention: Private Securities
   - H16B Operations Group
Fax: 860-534-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

         Chase NYC/CTR/
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021
         OBI=NRP (Operating) LLC, 4.91% Series B Senior Notes, due 2018; PPN 62963# AB 7 (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention: Securities Processing - H16B
         280 Trumbull Street
         Hartford, Connecticut 06103

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention: Private Securities - H16B
         Operations Group
         280 Trumbull Street
         Hartford, Connecticut 06103
         Fax: 860-534-7203

         with a copy to:

NRP (Operating) LLC                                      Note Purchase Agreement


         J. P. Morgan Chase Bank
         Private Placement Servicing
         P.O. Box 35308
         Newark, NJ 07101
         Attention: CIGNA Private Placements Funds Clearance #8008
         Fax: 212-552-3107/1005

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention: Private Securities Division - H16B
         280 Trumbull Street
         Hartford, Connecticut 06103
         Fax: 860-534-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

NRP (Operating) LLC                                      Note Purchase Agreement


NAME AND ADDRESS OF PURCHASER

THE NORTHWESTERN MUTUAL LIFE INSURANCE  PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
   COMPANY
720 East Wisconsin Avenue                          Series A       Series B    Series C       Total
Milwaukee, Wisconsin 53202              6/19/03    $17,000,000    $0          $ 6,000,000    $23,000,000
Attention: Securities Department        9/19/03    $         0    $0          $ 3,000,000    $ 3,000,000
Fax Number: (414) 665-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         State Street Corporation
         14 Wall Street
         New York, New York 10005
         ABA #021-001-033

         for credit to: The Northwestern Mutual Life Insurance Company Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Investment Operations, Fax Number: (414) 665-5714.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0509570

NRP (Operating) LLC                                      Note Purchase Agreement


NAME AND ADDRESS OF PURCHASER

MASSACHUSETTS MUTUAL LIFE INSURANCE     PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
   COMPANY
c/o David L. Babson & Company Inc.                 Series A      Series B      Series C      Total
1500 Main Street, Suite 2800            6/19/03    $2,760,000    $1,860,000    $1,233,333    $5,853,333
Springfield, Massachusetts  01115       9/19/03    $1,840,000    $1,240,000    $  616,667    $3,696,667
Attention: Securities Investment
   Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         For MassMutual Long-Term Pool Account Number 30510669
         Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1889 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

NRP (Operating) LLC                                      Note Purchase Agreement


NAME AND ADDRESS OF PURCHASER

MASSACHUSETTS MUTUAL LIFE INSURANCE     PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
   COMPANY
c/o David L. Babson & Company Inc.                   Series A      Series B      Series C      Total
1500 Main Street, Suite 2800            6/19/03      $240,000      $180,000      $0            $420,000
Springfield, Massachusetts  01115       9/19/03      $160,000      $120,000      $0            $280,000
Attention: Securities Investment
   Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         For MassMutual IFM Non-Traditional Account Number 30510589
         Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1839 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

NRP (Operating) LLC                                      Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER

C.M. LIFE INSURANCE COMPANY                                PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o Massachusetts Mutual Life Insurance Company                      Series A    Series B    Series C       Total
c/o David L. Babson & Company Inc.                         6/19/03   $1,080,000  $930,000    $500,000    $2,510,000
1500 Main Street, Suite 2800                               9/19/03   $720,000    $620,000    $250,000    $1,590,000
Springfield, Massachusetts  01115
Attention:  Securities Investment Division


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Citibank, N.A.
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         For CM Life Segment 43 - Universal Life
         Account Number 30510546
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1839 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o David L. Babson & Company Inc.                                   Series A    Series B    Series C       Total
1500 Main Street, Suite 2800                               6/19/03   $1,980,000  $960,000    $900,000    $3,840,000
Springfield, Massachusetts  01115                          9/19/03   $1,320,000  $640,000    $450,000    $2,410,000
Attention:  Securities Investment Division


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         For MassMutual Pension Management Account Number 30510538
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1803 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o David L. Babson & Company Inc.                                   Series A    Series B    Series C        Total
1500 Main Street, Suite 2800                               6/19/03   $840,000    $570,000    $366,667     $1,776,667
Springfield, Massachusetts  01115                          9/19/03   $560,000    $380,000    $183,333     $1,123,333
Attention:  Securities Investment Division




Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Citibank, N.A
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         For MassMutual Spot Priced Contract Account Number 30510597
         Re:  Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1807 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

MASSMUTUAL ASIA LIMITED                                    PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o David L. Babson & Company Inc.                                   Series A    Series B    Series C       Total
1500 Main Street, Suite 2800                               6/19/03   $600,000    $0          $0          $600,000
Springfield, Massachusetts  01115                          9/19/03   $400,000    $0          $0          $400,000
Attention:  Securities Investment Division


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Gerlach & Co.
         c/o Citibank, N.A
         111 Wall Street
         New York, New York  10043
         ABA #021000089
         Concentration Account 36112805
         Attn:  Judy Rock
         Re:  MassMutual Asia
         Name of Security/CUSIP Number

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1807 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  Gerlach & Co.

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

KEYPORT LIFE INSURANCE COMPANY                             PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o Sun Life Assurance Company of Canada                             Series A    Series B    Series C       Total
One Sun Life Executive Park                                6/19/03   $7,000,000  $0          $2,500,000  $9,500,000
Wellesley Hills, Massachusetts  02481                      9/19/03   $5,000,000  $0          $0          $5,000,000
Attention:  Investment Division/Private Placements, SC
#1303


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, or 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Boston Safe Deposit and Trust
         ABA Number:  011-001-234
         Reference:  DDA  108111
         Cost Center 4210
         For:  Sun Capital Keyport Life
         Account Number:  KEYF00090002
         Attention:  Heather Fisher

Notices

All notices of routine payment on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

         Sun Life Assurance Company of Canada
         One Sun Life Executive Park
         Wellesley Hills, Massachusetts  02481
         Attention:  Manager, Securities Operations SC #1395

All other notices and communications, including notices of non-routine payments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  05-0302931

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

SUN LIFE ASSURANCE COMPANY OF CANADA                       PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
One Sun Life Executive Park                                          Series A    Series B    Series C       Total
Wellesley Hills, Massachusetts  02481                      6/19/03   $0          $2,750,000  $0          $5,500.000
Attention:  Investment Division/Private Placements, SC               $0          $2,750,000  $0
#1303                                                      9/19/03   $0          $1,500,000  $0          $3,000,000
                                                                     $0          $1,500,000  $0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

         Citibank, N.A.
         Attention:  Gay Quitch
         ABA #021-000-089
         Account No.:  36112805
         For Further Credit:  Account No.:  199541
         Ref: NRP (Operating) LLC, 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, identify principal or interest

Notices

All notices of routine payment, on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

         Sun Life Assurance Company of Canada
         One Sun Life Park
         Wellesley Hills, Massachusetts  02481
         Attention:  Manager, Securities Accounting SC #1395

All other notices and communications, including notices of non-routine payments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1082080

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

NEW YORK LIFE INSURANCE COMPANY                            PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o New York Life Investment Management LLC                          Series A    Series B    Series C       Total
51 Madison Avenue                                          6/19/03   $0          $8,500,000  $3,000,000  $11,500,000
New York, New York  10010-1603                             9/19/03   $0          $1,000,000  $1,000,000  $2,000,000
Attention:  Securities Investment Group, Private
Finance, 2nd Floor
Fax Number:  (212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

         Chase Manhattan Bank
         New York, New York  10019
         ABA #021-000-021
         Credit:  New York Life Insurance Company
         General Account Number 008-9-00687

         With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         New York Life Insurance Company
         c/o New York Investment Management LLC
         51 Madison Avenue
         New York, New York  10010-1603
         Attention:        Financial Management and Operations Group
                           Securities Operations, 2nd Floor
         Fax Number:  (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1107, Fax Number (212) 576-8340

NRP (Operating) LLC                                      Note Purchase Agreement


Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5582869

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION            PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o New York Life Investment Management LLC                          Series A    Series B    Series C       Total
51 Madison Avenue                                          6/19/03   $0          $4,500,000  $1,500,000  $6,000,000
New York, New York  10010-1603                             9/19/03   $0          $500,000    $500,000    $1,000,000
Attention:  Securities Investment Group, Private
Finance, 2nd Floor
Fax Number:  (212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

         Chase Manhattan Bank
         New York, New York  10019
         ABA #021-000-021
         Credit:  New York Life Insurance and Annuity Corporation
         General Account Number 323-8-47382

         With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         New York Life Insurance and Annuity Corporation
         c/o New York Investment Management LLC
         51 Madison Avenue
         New York, New York  10010-1603
         Attention:        Financial Management and Operations Group
                           Securities Operations, 2nd Floor
         Fax Number:  (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1107, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3044743

NRP (Operating) LLC                                      Note Purchase Agreement




NAME AND ADDRESS OF PURCHASER

JEFFERSON-PILOT LIFE INSURANCE COMPANY                     PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
Post Office Box 20407                                                Series A    Series B    Series C       Total
Greensboro, North Carolina  27420                          6/19/03   $0          $8,500,000  $0          $8,500,000
Attention:  Securities Administration                      9/19/03   $0          $3,000,000  $0          $3,000,000
Telefacsimile:  (336) 691-3025
Overnight Mail Address:
100 North Greene Street
Greensboro, North Carolina  27401


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 4.91% Senior Notes, Series B, due 2018, PPN 62963# AB 7, principal, premium or interest") to:

         Jefferson-Pilot Life Insurance Company
         c/o The Bank of New York
         ABA #021000018  BNF:  IOC566
         Custody Account 186100
         Attention:  P&I Department

Notices

All notices and communications, including notices with respect to payments on or in respect of the Notes and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  56-0359860

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

FARM BUREAU LIFE INSURANCE COMPANY                         PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
5400 University Avenue                                               Series A    Series B    Series C       Total
West Des Moines, Iowa  50266-5997                          6/19/03   $0          $0          $3,000,000  $3,000,000
Attention:  Securities Department                          9/19/03   $0          $0          $1,000,000  $1,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         Bankers Trust Company
         ABA #021-001-033
         Private Placement Processing #99-911-145
         for credit to:  #098642
         Farm Bureau Life Insurance Company, Portfolio 040A

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Auer & Company

Taxpayer I.D. Number:  42-0623913

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

NATIONAL LIFE INSURANCE COMPANY                            PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
One National Life Drive                                              Series A    Series B    Series C       Total
Montpelier, Vermont  05604                                 6/19/03   $2,500,000  $0          $0          $2,500,000
Attention:  Private Placements                             9/19/03   $0          $0          $0          $0
Fax Number:  (802) 223-9332


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, principal, premium or interest") to:

         J.P. Morgan Chase
         New York, NY  10010
         ABA #021000021
         Account Number 323-1-14725
         Account of National Life Closed Block

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  03-0144090

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

LIFE INSURANCE COMPANY OF THE SOUTHWEST                    PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
c/o National Life Insurance Company                                  Series A    Series B    Series C       Total
One National Life Drive                                    6/19/03   $0          $0          $1,500,000  $1,500,000
Montpelier, Vermont  05604                                 9/19/03   $0          $0          $0          $0
Attention:  Private Placements
Fax Number:  (802) 223-9332


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series C, due 2013, PPN 62963# AC 5, principal, premium or interest") to:

         J.P. Morgan Chase
         New York, New York  10010
         ABA #021000021
         Account Number 910-2-754349

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  75-0953004

NRP (Operating) LLC                                      Note Purchase Agreement



NAME AND ADDRESS OF PURCHASER

BENEFICIAL LIFE INSURANCE COMPANY                          PRINCIPAL AMOUNT, SERIES AND ISSUANCE DATE OF NOTES TO BE PURCHASED
36 South State, 25th Floor                                           Series A    Series B    Series C       Total
Salt Lake City, Utah 84136                                 6/19/03   $1,000,000  $0          $0          $1,000,000
Attention:  Sterling Russell                               9/19/03   $0          $0          $0          $0
Facsimile:  (801) 531-3339


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "NRP (Operating) LLC, 5.55% Senior Notes, Series A, due 2023, PPN 62963# AA 9, principal, premium or interest") to:

         JPMorgan Chase
         ABA #021000021
         A/C #544755102
         FFC:  Zions First National Bank G70990

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  TFINN

Taxpayer I.D. Number:  87-0115120

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Additional Notes" is defined in Section 2.2.

         "Additional Purchasers" means the purchasers of Additional Notes.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Arch Coal, Inc." shall mean Arch Coal Inc., a Delaware corporation.

         "Asset Disposition" means any Transfer except:

                   (a) any Transfer from a Subsidiary to the Company or to a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default would exist; and

                   (b) any Transfer made in the ordinary course of business and involving only property that is either (1) held for lease or sale or
         (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "Bank Agreement" shall mean the Credit Agreement among the Company, as Borrower thereunder, and the lenders and agents party thereto, dated as of October 17, 2002, as amended, modified, extended, renewed, refinanced or replaced from time to time.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

                                   SCHEDULE B
                          (to Note Purchase Agreement)

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means NRP (Operating) LLC, a Delaware limited liability company.

         "Confidential Information" is defined in Section 20.

         "Consolidated" means the consolidation of the accounts of any two or more persons in accordance with GAAP.

         "Consolidated Debt" means as of the date of any determination thereof, all Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated EBITDDA" shall mean, for any period, Consolidated Net Income for such period, (a) excluding therefrom (i) any non-cash extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (ii) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period plus (b) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of
(i) Consolidated Interest Expense, (ii) income taxes, (iii) depletion expense,
(iv) depreciation expenses and (v) amortization expenses. In the event that any Person (or the assets thereof) is acquired or disposed of by the Company or any Subsidiary (whether by merger, consolidation, asset or stock or other equity acquisition or disposition or otherwise) at any time during the period of calculation of Consolidated EBITDDA, such acquisition or such disposition, as the case may be, shall be deemed to be made on the first day of such calculation period.

         "Consolidated Fixed Charges" means, for the relevant period, the sum of
(i) Consolidated Interest Expenses plus (ii) Consolidated Lease Expense. In the event that any Person (or the assets thereof) is acquired or disposed of by the Company or any Subsidiary (whether by merger, consolidation, asset or stock or other equity acquisition or disposition or otherwise) at any time during the period of calculation of Consolidated Fixed Charges, such acquisition or such disposition, as the case may be, shall be deemed to be made on the first day of such calculation period.

         "Consolidated Interest Expense" means, for the relevant period, on a Consolidated basis, the sum of all interest (including the interest portion of any rentals in respect of Capital Leases) and letter of credit fees or commissions due and payable by the Company and its Consolidated Subsidiaries with regard to Debt for such period.

         "Consolidated Lease Expense" means, for the relevant period, on a Consolidated basis, the sum of all rentals in respect of all leases whereunder the Company or any Consolidated Subsidiary is lessee, excluding, in each case, Capital Leases.

         "Consolidated Net Income" means the net income (or deficit) of the Company and its Consolidated Subsidiaries, for the period in question, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for all deferred income taxes, if applicable) and all other proper deductions, all determined on a Consolidated basis.

         "Consolidated Net Tangible Assets" shall mean, at any date of determination, the Consolidated Total Assets after deducting therefrom (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt) and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents or other like intangible assets, all as set forth, or on a pro forma basis would be set forth, in the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Subsidiaries" means the Subsidiaries of the Company whose accounts are consolidated in accordance with GAAP.

         "Consolidated Total Assets" means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Debt" with respect to any Person means, at any time, without duplication,

                   (a) its liabilities for borrowed money;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                   (e) any Guaranty of such Person or letter of credit of such Person, with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. "Debt" of the Company or any Subsidiary shall not include intercompany items.

         "Debt Prepayment Application" means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company or any Subsidiary of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such Transfer to pay Senior Debt; provided, that in the event such Senior Debt would otherwise permit the reborrowing of such Debt by the Company, the commitment to relend such Debt shall be permanently reduced by the amount of such Debt Prepayment Application.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

         "Disposition Value" means, at any time, with respect to any property

                   (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                   (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such Subsidiary Stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or similar equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock or similar equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, at any time and with respect to any property, the sale of value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Financing Agreement" or "Financing Agreements" shall mean and include this Agreement, the Other Agreements, the Notes and the Subsidiary Guaranty, as amended or modified from time to time.

         "First Closing" is defined in Section 3.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "General Partner" means NRP (GP) LP, a Delaware limited partnership and the sole general partner of the Parent.

         "Governmental Authority" means

                   (a)     the government of

                            (i) the United States of America or any State or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services, in each case, primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                   (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5.00% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Investment Grade Rating" means, with respect to the Notes, a written rating in respect of the Notes, assuming the Subsidiary Guaranty has been released and that the Company is the only direct or indirect obligor in respect of the Notes, of at least "BBB-" given by Standard & Poor's Rating Group, a division of McGraw Hill Inc. or at least "Baa3" given by Moody's Investors Service, Inc.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of an Obligor to perform its obligations under a Financing Agreement, or (c) the validity or enforceability of a Financing Agreement.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the excess of

                   (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, over

                   (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "Notes" is defined in Section 1.

         "Obligors" shall mean and include the Company and each Subsidiary Guarantor.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.1.

         "Other Purchasers" is defined in Section 2.1.

         "Parent" shall mean Natural Resource Partners L.P., a Delaware limited partnership and its successors and permitted assigns.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Priority Debt" means the sum, without duplication, of (i) Debt of the Company or any Subsidiary secured by Liens not otherwise permitted by clauses
(a) through (d) of Section 10.3; and (ii) all Debt of Subsidiaries (other than to the Company or another Subsidiary).

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Transfer of property constituting an Asset Disposition, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any of its Subsidiaries of operating assets for the Company or any Subsidiary to be used in the principal business of such Person (or of an entity owning operating assets, in which event the Property Reinvestment Application shall be limited to the Fair Market Value of such operating assets).

         "Proposed Prepayment Date" is defined in Section 8.3.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company (or other relevant Obligor) with responsibility for the administration of the relevant portion of this agreement.

         "Restricted Payment" is defined in Section 10.8.

         "Second Closing" is defined in Section 3.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Debt" shall mean and include (i) any Debt of the Company (other than Debt owing to any Subsidiary or Affiliate) which is not expressed to be junior or subordinate to any other Debt of the Company, and (ii) any Debt of a Subsidiary which is not expressed to be junior or subordinate to any other Debt of such Subsidiary (other than Debt owing to the Company, any other Subsidiary or any Affiliate).

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company (or other relevant Obligor).

         "Series A Notes" is defined in Section 1.

         "Series B Notes" is defined in Section 1.

         "Series C Notes" is defined in Section 1.

         "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interest to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Subsidiary Guarantee" shall mean the Subsidiary Guarantee dated June 19, 2003, of the Subsidiary Guarantors for the benefit of the holders of the Notes, from time to time, as amended or modified.

         "Subsidiary Guarantor" shall mean and include each Subsidiary of the Company, from time to time.

         "Subsidiary Stock" means, with respect to any Person, the capital stock or limited liability company or other equity (or any options or warrants to purchase stock or similar equity interests or other Securities exchangeable for or convertible into stock or similar equity interests) of any Subsidiary of such Person.

         "Supplement" is defined in Section 2.2.

         "this Agreement" shall mean this Note Purchase Agreement dated June 19, 2003, as amended or modified, from time to time.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined in the reasonable good faith of the Company and, in the absence of any such determination, such allocation shall be made allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

         "WPP Group" shall mean, collectively Western Pocahontas Properties Limited Partnership, a Delaware limited partnership, Great Northern Properties Limited Partnership, a Delaware limited partnership, and New Gauley Coal Corporation, a West Virginia corporation.

                           SUBSIDIARIES AND AFFILIATES

(i)     SUBSIDIARIES OF THE COMPANY

           SUBSIDIARY                     JURISDICTION                    OWNERSHIP BY THE COMPANY
            WPP LLC                         Delaware                                100%
            GNP LLC                         Delaware                                100%
            NNG LLC                         Delaware                                100%
            ACIN LLC                        Delaware                                100%
            CSTL LLC                        Delaware                                100%
            WBRD LLC                        Delaware                                100%

(ii)    AFFILIATES OF THE COMPANY

Natural Resource Partners L.P.
NRP (GP) LP
GP Natural Resource Partners LLC
Ark Land Company
Arch Coal, Inc.
Western Pocahontas Properties Limited Partnership
Great Northern Properties Limited Partnership
New Gauley Coal Corporation
Robertson Coal Management LLC

(iii)    SENIOR OFFICERS OF THE COMPANY

Nick Carter          --        President and Chief Operating Officer
Dwight Dunlap        --        Chief Financial Officer and Treasurer
Kevin Wall           --        Vice President and Chief Engineer
Wyatt Hogan          --        Vice President, General Counsel and Assistant
                               Secretary
Ken Hudson           --        Controller
Chuck Kerr           --        Secretary


                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                   FINANCIAL STATEMENTS PROVIDED TO PURCHASERS

NATURAL RESOURCE PARTNERS L.P.

         Financial Statements for the period October 17, 2002 through December 31, 2002

         Financial Statements for the quarter ended March 31, 2003

WESTERN POCAHONTAS PROPERTIES LIMITED PARTNERSHIP

         Financial statements for the period ended October 16, 2002 and for the years ended December 31, 2001 and 2000

GREAT NORTHERN PROPERTIES LIMITED PARTNERSHIP

         Financial statements for the period ended October 16, 2002 and for the years ended December 31, 2001 and 2000

NEW GAULEY COAL CORPORATION

         Financial statements for the period ended October 16, 2002 and for the years ended December 31, 2001 and 2000

ARCH COAL, INC. CONTRIBUTED PROPERTIES

         Statement of Assets and Liabilities Contributed as of December 31, 2001

         Statement of revenues and direct costs and expenses for the period ended October 16, 2002 and the years ended December 31, 2001 and 2000.







                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                  EXISTING DEBT

         Debt as of June 19, 2003 (prior to Closing) - $122.6 million with interest at PNC Bank's prime rate.




















                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                         AMORTIZATION OF SERIES A NOTES


             DATE OF PRINCIPAL PAYMENT                             AMOUNT OF PRINCIPAL PAYMENT
                   June 19, 2004                                          $3,300,000.00
                   June 19, 2005                                          $3,300,000.00
                   June 19, 2006                                          $3,300,000.00
                   June 19, 2007                                          $3,300,000.00
                   June 19, 2008                                          $3,300,000.00
                   June 19, 2009                                          $3,300,000.00
                   June 19, 2010                                          $3,300,000.00
                   June 19, 2011                                          $3,300,000.00
                   June 19, 2012                                          $3,300,000.00
                   June 19, 2013                                          $3,300,000.00
                   June 19, 2014                                          $2,700,000.00
                   June 19, 2015                                          $2,700,000.00
                   June 19, 2016                                          $2,700,000.00
                   June 19, 2017                                          $2,700,000.00
                   June 19, 2018                                          $2,700,000.00
                   June 19, 2019                                          $2,700,000.00
                   June 19, 2020                                          $2,700,000.00
                   June 19, 2021                                          $2,700,000.00
                   June 19, 2022                                          $2,700,000.00
                   June 19, 2023                                          $2,700,000.00








                                 SCHEDULE 8.1(a)
                          (to Note Purchase Agreement)

                         AMORTIZATION OF SERIES B NOTES


             DATE OF PRINCIPAL PAYMENT                             AMOUNT OF PRINCIPAL PAYMENT
                   June 19, 2004                                          $6,050,000.00
                   June 19, 2005                                          $6,050,000.00
                   June 19, 2006                                          $6,050,000.00
                   June 19, 2007                                          $6,050,000.00
                   June 19, 2008                                          $6,050,000.00
                   June 19, 2009                                          $6,050,000.00
                   June 19, 2010                                          $6,050,000.00
                   June 19, 2011                                          $5,333,333.38
                   June 19, 2012                                          $4,616,666.66
                   June 19, 2013                                          $4,616,666.66
                   June 19, 2014                                          $4,616,666.66
                   June 19, 2015                                          $4,616,666.66
                   June 19, 2016                                          $4,616,666.66
                   June 19, 2017                                          $4,616,666.66
                   June 19, 2018                                          $4,616,666.66








                                 SCHEDULE 8.1(b)
                          (to Note Purchase Agreement)